UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 6, 2005, Public Company Management Corporation (the "Registrant") announced in a press release that the number of new clients for its Go Public Today subsidiary grew by 300% during the first quarter of 2005.  Go Public Today executed agreements with eight new client companies to take them public.

The new contracts provide for an aggregate compensation of four (4) million restricted shares of its client companies' common stock and $600,000 in fees.  In addition, the Registrant's subsidiary, Public Company Management Services, signed contractual agreements for compliance services for an aggregate of six (6) million shares of registered stock and aggregate fees of $384,000,  to provide compliance services for the first year following the initial public registration of these clients.  Although the contracts were signed with these eight clients during the first quarter of 2005, The Registrant will receive the above mentioned stock and cash compensation over the course of the next two years.

The press release announcing this news  is filed herewith as exhibit 99.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

99	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

April 6, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer